U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2008

NURSE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification Number)

8430 West Lake Mead Blvd. Suite 100, Las Vegas, NV	89128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 308-9502

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2008, Tomasz Zurawek resigned as a member of the Board of Directors and an officer of the Company.  Dr. Zurawek has served on the Board and as President and Principal Accounting Officer since November 16, 2006.  Dr. Zurawek had no disagreements with the Company relating to the registrant’s operations, policies or practices.  The Company has provided Dr. Zurawek with a copy of the disclosures made herein no later than the day of filing this Form 8K with the Commission.  The Company has provided Dr. Zurawek with the opportunity to furnish the Company as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made herein and, if not, stating the respects in which he does not agree.  The Company will file any such letter received within two business days of receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NURSE SOLUTIONS, INC.

Date:  October 6, 2008

/s/ John Moore

           John Moore, CFO and Director